Exhibit 99.10

CONSENT OF PROSPECTIVE DIRECTOR

In accordance with Rule 438 promulgated under the Securities Act of 1933, as amended, I hereby consent to my being named in the Registration Statement on Form S-4, to which this consent is an exhibit, filed by Amcor plc (“New Amcor”) with the Securities and Exchange Commission, and all amendments (including post-effective amendments) thereto (the “Registration Statement”) and any prospectus and/or proxy statement contained therein and any amendment or supplement thereto, as a person anticipated to become a director of New Amcor, and to the filing of this consent as an exhibit to the Registration Statement.

Date: March 12, 2019

/s/ Nicholas (Tom) Long
Nicholas (Tom) Long